Exhibit 99(a)

News Release
5 Sarnowski Drive, Glenville, New York, 12302 (518) 377-3311 Fax: (518) 381-3668

Subsidiary:	Trustco Bank	Nasdaq -- TRST

Contact:	Robert Leonard Executive Vice President (518) 381-3693

FOR IMMEDIATE RELEASE:

TrustCo Reports First Quarter 2025 Net Income of $14.3 Million
From Repricing Loan Portfolio and Well-Managed Cost of Funds

Executive Snapshot:

•	Bank-wide financial results:
o	Key metrics for the first quarter 2025:
■	Net income of $14.3 million increased 17.7% compared to $12.1 million for the first quarter 2024
■	Net interest income of $40.4 million, up 10.4% from $36.6 million compared to the first quarter 2024
■	Average loans were up $104.7 million for the first quarter 2025 compared to the first quarter 2024
■	Average deposits were up $103.3 million for the first quarter 2025 compared to the first quarter 2024

•	Capital position and key ratios:
o	Consolidated equity to assets increased to 10.85% as of March 31, 2025 from 10.51% as of March 31, 2024
o	Book value per share as of March 31, 2025 was $36.16, up from $34.12 as of March 31, 2024
o	Stock repurchase program announced authorizing for up to one million shares or approximately 5% of TrustCo’s current outstanding common stock

•	Trustco Financial Services and Wealth Management income:
o	Fees increased to $2.1 million or 16.7% compared to first quarter 2024
o	Assets under management increased to $1.2 billion or 17.4% compared first quarter 2024

Glenville, New York – April 21, 2025

TrustCo Bank Corp NY (TrustCo, NASDAQ: TRST) today announced a robust start to 2025, marked by significant growth in both the loan and deposit portfolios of Trustco Bank during the first quarter of 2025 compared to the first quarter of 2024.  This performance underscores the Bank’s commitment to serving its community through increased residential and commercial lending and adapting effectively to the evolving financial landscape.  This resulted in first quarter 2025 net income of $14.3 million or $0.75 diluted earnings per share, compared to net income of $12.1 million or $0.64 diluted earnings per share for the first quarter 2024.  Average loans increased $104.7 million or 2.1% for the first quarter 2025 over the same period in 2024.  Average deposits increased $103.3 million or 1.9% for the first quarter 2025 over the same period in 2024.

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Overview

Chairman, President, and CEO, Robert J. McCormick said “We are very pleased to announce today that tried and true Trustco Bank strategy has once again yielded exceptional results.  We added loans at current market rates, which repriced our current loan portfolio higher, supporting long-term profitability.  This was funded entirely by our own deposits, and we did so while holding the line on board rates. Despite aggressive market competition, we have favorably repriced our time deposits with the help of strong brand loyalty and digital engagement.  These efforts yielded net income of $14.3 million and boosted all return metrics significantly year-over-year.  Credit quality remains exceptional, with non-performing loans holding steady at a negligible 0.37%.  The Bank also grew capital and thus maintains its position of strength.  Based upon what we have seen in the first quarter, we anticipate that good things are likely in the future.”

Details

Average loans were up $104.7 million, or 2.1%, in the first quarter 2025 over the same period in 2024.  Average residential loans and HECLs, our primary lending focus, were up $26.2 million, or 0.6%, and $61.0 million, or 17.3%, respectively, in the first quarter 2025 over the same period in 2024.  Average commercial loans also increased $20.7 million, or 7.5%, in the first quarter 2025 over the same period in 2024.  This uptick reflects a strong local economy and increased demand for credit.  Average deposits were up $103.3 million, or 1.9%, for the first quarter 2025 over the same period in 2024, primarily as a result of an increase in time deposits, interest bearing checking accounts, and demand deposits. We believe the increase in these deposits compared to the same period in 2024 continues to indicate strong customer confidence in the Bank’s competitive deposit offerings.  As we move forward, despite a complex economic environment, we believe that our strategic focus on relationship banking and solid financial practices has positioned us for continued success.

During the first quarter of 2025, the TrustCo announced a stock repurchase program of up to one million shares, or approximately 5% of TrustCo’s current outstanding shares of common stock.  This repurchase initiative is part of the Bank’s broader capital management strategy and is intended to enhance shareholder value while maintaining flexibility to support future growth.  As of March 31, 2025, our equity to asset ratio was 10.85%, compared to 10.51% as of March 31, 2024.  Book value per share as of March 31, 2025 was $36.16, up 6.0% compared to $34.12 a year earlier.

Net interest income was $40.4 million for the first quarter 2025, an increase of $3.8 million, or 10.4%, compared to the first quarter of 2024, driven by loan growth at higher interest rates and less interest expense on deposit products, partially offset by lower investment interest income and a decrease in interest on federal funds sold and other short-term investments.  The net interest margin for the first quarter 2025 was 2.64%, up 20 basis points from 2.44% in the first quarter of 2024.  The yield on interest earnings assets increased to 4.13% in the first quarter of 2025, up 14 basis points from 3.99% in the first quarter of 2024.  The cost of interest bearing liabilities decreased to 1.92% in the first quarter 2025, down from 1.99% in the first quarter 2024.  As the Federal Reserve signals potential interest rate reductions in 2025, the Bank is proactively preparing to navigate the evolving rate environment.  In this context, the Bank anticipates that a lower interest rate environment will provide opportunities to manage deposit costs more effectively, thereby supporting net interest margin.  The Bank remains committed to maintaining competitive deposit offerings while ensuring financial stability and continued support for our communities’ banking needs.

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Non-interest income increased to $5.0 million as compared to $4.8 million for the first quarter of 2024.  This increase was primarily attributable to wealth management and financial services fees, which increased by 16.7% to $2.1 million, driven by strong client demand and higher assets under management.  These revenues now represent 42.6% of non-interest income.  The majority of this fee income is recurring, supported by long-term advisory relationships and a growing base of managed assets.  Non-interest expense increased $1.4 million over the first quarter of 2024 due to increases in several areas of expenses.

Asset quality remains strong and has been consistent over the past twelve months.  The Company recorded a provision for credit losses of $300 thousand in the first quarter of 2025, which is the result of a provision for credit losses on loans of $100 thousand, and a provision for credit losses on unfunded commitments of $200 thousand.  The ratio of allowance for credit losses on loans to total loans was 0.99% and 0.98% as of March 31, 2025 and 2024, respectively.  The allowance for credit losses on loans was $50.6 million as of March 31, 2025, compared to $49.2 million as of March 31, 2024.  Nonperforming loans (NPLs) were $18.8 million as of March 31, 2025, compared to $18.3 million as of March 31, 2024.  NPLs were 0.37% of total loans as of March 31, 2025 and 2024.  The coverage ratio, or allowance for credit losses on loans to NPLs, was 269.8% as of March 31, 2025, compared to 269.3% as of March 31, 2024.  Nonperforming assets (NPAs) were $20.9 million as of March 31, 2025, compared to $20.6 million as of March 31, 2024.

A conference call to discuss first quarter 2025 results will be held at 9:00 a.m. Eastern Time on April 22, 2025.  Those wishing to participate in the call may dial toll-free for the United States at 1-833-470-1428, and for Canada at 1-833-950-0062, Access code 048251.  A replay of the call will be available for thirty days by dialing toll-free for the United States at 1-866-813-9403, Access code 486810.  The call will also be audio webcast at https://events.q4inc.com/attendee/647533404, and will be available for one year.

About TrustCo Bank Corp NY

TrustCo Bank Corp NY is a $6.3 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 136 offices in New York, New Jersey, Vermont, Massachusetts, and Florida as of March 31, 2025.

In addition, the Bank’s Wealth Management Department offers a full range of investment services, retirement planning and trust and estate administration services.  The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

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Forward-Looking Statements

All statements in this news release that are not historical are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future development, results or periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our future performance, including our expectations regarding the effects of the economic environment on our financial results, our ability to retain customers and the amount of customers’ business, including deposit balances, with us, the impact of the Federal Reserve’s actions regarding interest rates, and the anticipated effects of our capital management strategy, including our stock repurchase program.  Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Such forward-looking statements are subject to factors and uncertainties that could cause actual results to differ materially for TrustCo from the views, beliefs and projections expressed in such statements, and many of the risks and uncertainties are heightened by or may, in the future, be heightened by volatility in financial markets and macroeconomic or geopolitical concerns related to inflation, changes in United States and foreign trade policy, continued elevated interest rates and ongoing armed conflicts (including the Russia/Ukraine conflict and the conflict in Israel and surrounding areas). TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  future changes in interest rates; external economic factors, such as changes in monetary policy, ongoing inflationary pressures and continued elevated prices; exposure to credit risk in our lending activities; our increasing commercial loan portfolio; the sufficiency of our allowance for credit losses on loans to cover actual loan losses; our ability to meet the cash flow requirements of our depositors or borrowers or meet our operating cash needs to fund corporate expansion and other activities; claims and litigation pertaining to fiduciary responsibility and lender liability; the enforcement of federal cannabis laws and regulations and its impact on our ability to provide services in the cannabis industry; our dependency upon the services of the management team; our disclosure controls and procedures’ ability to prevent or detect errors or acts of fraud; the adequacy of our business continuity and disaster recovery plans; the effectiveness of our risk management framework; the impact of any expansion by us into new lines of business or new products and services; an increase in the prevalence of fraud and other financial crimes; the impact of severe weather events and climate change on us and the communities we serve, including societal responses to climate change; environmental, social and governance risks, as well as diversity, equity, and inclusion-related risks, and their impact on our reputation and relationships; the chance of a prolonged economic downturn, especially one affecting our geographic market area; instability in global economic conditions and geopolitical matters, as well as volatility in financial markets; the soundness of other financial institutions; U.S. government shutdowns, credit rating downgrades, or failure to increase the debt ceiling; fluctuations in the trust wealth management fees we receive as a result of investment performance; the impact of regulatory capital rules on our growth; changes in laws and regulations, including changes in cybersecurity or privacy regulations; restrictions on data collection and use; our compliance with the USA PATRIOT Act, Bank Secrecy Act, and other laws and regulations that could result in material fines or sanctions; changes in tax laws; limitations on our ability to pay dividends; TrustCo Realty Corp.’s ability to qualify as a real estate investment trust; changes in accounting standards; competition within our market areas; consumers and businesses’ use of non-banks to complete financial transactions; our reliance on third-party service providers; the impact of data breaches and cyber-attacks; the development and use of artificial intelligence; the impact of a failure in or breach of our operational or security systems or infrastructure, or those of third parties; the impact of an unauthorized disclosure of sensitive or confidential client or customer information; the impact of interruptions in the effective operation of our computer systems; the impact of anti-takeover provisions in our organizational documents; the impact of the manner in which we allocate capital; and other risks and uncertainties under the heading “Risk Factors” in our most recent annual report on Form 10-K and, if any, in our subsequent quarterly reports on Form 10-Q or other securities filings, as well as our upcoming quarterly report on Form 10-Q for the first quarter of 2025. The forward-looking statements contained in this news release represent TrustCo management’s judgment as of the date of this news release. TrustCo disclaims, however, any intent or obligation to update forward-looking statements, either as a result of future developments, new information or otherwise, except as may be required by law.

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TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)
	Three months ended
	3/31/2025		12/31/2024		3/31/2024
Summary of operations
Net interest income	$40,373		$38,902		$36,578
Provision for credit losses	300		400		600
Noninterest income	4,974		4,409		4,843
Noninterest expense	26,329		28,165		24,903
Net income	14,275		11,281		12,126

Per share
Net income per share:
- Basic	$0.75		$0.59		$0.64
- Diluted	0.75		0.59		0.64
Cash dividends	0.36		0.36		0.36
Book value at period end	36.16		35.56		34.12
Market price at period end	30.48		33.31		28.16

At period end
Full time equivalent employees	740		737		761
Full service banking offices	136		136		140

Performance ratios
Return on average assets	0.93%		0.73%		0.80%
Return on average equity	8.49		6.70		7.54
Efficiency ratio (GAAP)	58.06		65.03		59.94
Adjusted Efficiency ratio (1)	58.00		63.93		59.94
Net interest spread	2.21		2.15		2.00
Net interest margin	2.64		2.60		2.44
Dividend payout ratio	47.97		60.70		56.48

Capital ratios at period end
Consolidated equity to assets	10.85%		10.84%		10.51%
Consolidated tangible equity to tangible assets (1)	10.84%		10.83%		10.50%

Asset quality analysis at period end
Nonperforming loans to total loans	0.37%		0.37%		0.37%
Nonperforming assets to total assets	0.33		0.34		0.33
Allowance for credit losses on loans to total loans	0.99		0.99		0.98
Coverage ratio (2)	2.7	x	2.7	x	2.7	x

(1)  Non-GAAP Financial Measure, see Non-GAAP Financial Measures Reconciliation.
(2)  Calculated as allowance for credit losses on loans divided by total nonperforming loans.

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CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)
	Three months ended
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Interest and dividend income:
Interest and fees on loans	$53,450	$53,024	$52,112	$50,660	$49,804
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	596	680	718	909	906
State and political subdivisions	-	-	-	1	-
Mortgage-backed securities and collateralized mortgage
obligations - residential	1,483	1,418	1,397	1,451	1,494
Corporate bonds	260	358	361	362	476
Small Business Administration - guaranteed
participation securities	81	84	90	94	100
Other securities	7	6	2	2	3
Total interest and dividends on securities available for sale	2,427	2,546	2,568	2,819	2,979

Interest on held to maturity securities:
obligations - residential	57	59	62	65	68
Total interest on held to maturity securities	57	59	62	65	68

Federal Home Loan Bank stock	151	152	153	147	152

Interest on federal funds sold and other short-term investments	6,732	6,128	6,174	6,894	6,750
Total interest income	62,817	61,909	61,069	60,585	59,753

Interest expense:
Interest on deposits:
Interest-bearing checking	558	397	311	288	240
Savings	734	719	770	675	712
Money market deposit accounts	1,989	2,024	2,154	2,228	2,342
Time deposits	18,983	19,680	18,969	19,400	19,677
Interest on short-term borrowings	180	187	194	206	204
Total interest expense	22,444	23,007	22,398	22,797	23,175

Net interest income	40,373	38,902	38,671	37,788	36,578

Less: Provision for credit losses	300	400	500	500	600
Net interest income after provision for credit losses	40,073	38,502	38,171	37,288	35,978

Noninterest income:
Trustco Financial Services income	2,120	1,778	2,044	1,609	1,816
Fees for services to customers	2,645	2,226	2,482	2,399	2,745
Net gains on equity securities	-	-	23	1,360	-
Other	209	405	382	283	282
Total noninterest income	4,974	4,409	4,931	5,651	4,843

Noninterest expenses:
Salaries and employee benefits	11,894	12,068	12,134	12,520	11,427
Net occupancy expense	4,554	4,563	4,271	4,375	4,611
Equipment expense	1,944	2,404	1,757	1,990	1,738
Professional services	1,726	1,782	1,863	1,570	1,460
Outsourced services	2,700	3,051	2,551	2,755	2,501
Advertising expense	361	590	339	466	408
FDIC and other insurance	1,188	1,113	1,112	797	1,094
Other real estate expense, net	28	476	204	16	74
Other	1,934	2,118	1,969	1,970	1,590
Total noninterest expenses	26,329	28,165	26,200	26,459	24,903

Income before taxes	18,718	14,746	16,902	16,480	15,918
Income taxes	4,443	3,465	4,027	3,929	3,792

Net income	$14,275	$11,281	$12,875	$12,551	$12,126

Net income per common share:
- Basic	$0.75	$0.59	$0.68	$0.66	$0.64

- Diluted	0.75	0.59	0.68	0.66	0.64

Average basic shares (in thousands)	19,020	19,015	19,010	19,022	19,024
Average diluted shares (in thousands)	19,044	19,045	19,036	19,033	19,032

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CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
ASSETS:

Cash and due from banks	$48,782	$47,364	$49,659	$42,193	$44,868
Federal funds sold and other short term investments	707,355	594,448	473,306	493,920	564,815
Total cash and cash equivalents	756,137	641,812	522,965	536,113	609,683

Securities available for sale:
U. S. government sponsored enterprises	65,942	85,617	90,588	106,796	128,854
States and political subdivisions	18	18	26	26	26
Mortgage-backed securities and collateralized mortgage
obligations - residential	219,333	213,128	222,841	218,311	227,078
Small Business Administration - guaranteed
participation securities	13,683	14,141	15,171	15,592	16,260
Corporate bonds	24,779	44,581	54,327	53,764	53,341
Other securities	698	700	701	688	682
Total securities available for sale	324,453	358,185	383,654	395,177	426,241

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage
obligations-residential	5,090	5,365	5,636	5,921	6,206
Total held to maturity securities	5,090	5,365	5,636	5,921	6,206

Federal Reserve Bank and Federal Home Loan Bank stock	6,507	6,507	6,507	6,507	6,203

Loans:
Commercial	302,753	286,857	280,261	282,441	279,092
Residential mortgage loans	4,380,561	4,388,302	4,382,674	4,370,640	4,354,369
Home equity line of credit	419,806	409,261	393,418	370,063	355,879
Installment loans	13,017	13,638	14,503	15,168	16,166
Loans, net of deferred net costs	5,116,137	5,098,058	5,070,856	5,038,312	5,005,506

Less: Allowance for credit losses on loans	50,606	50,248	49,950	49,772	49,220
Net loans	5,065,531	5,047,810	5,020,906	4,988,540	4,956,286

Bank premises and equipment, net	37,178	33,782	33,324	33,466	33,423
Operating lease right-of-use assets	34,968	36,627	37,958	38,376	39,647
Other assets	108,681	108,656	98,730	102,544	101,881

Total assets	$6,338,545	$6,238,744	$6,109,680	$6,106,644	$6,179,570

LIABILITIES:
Deposits:
Demand	$793,306	$762,101	$753,878	$745,227	$742,997
Interest-bearing checking	1,067,948	1,027,540	988,527	1,029,606	1,020,136
Savings accounts	1,094,968	1,086,534	1,092,038	1,144,427	1,155,517
Money market deposit accounts	478,872	465,049	477,113	517,445	532,611
Time deposits	2,061,576	2,049,759	1,952,635	1,840,262	1,903,908
Total deposits	5,496,670	5,390,983	5,264,191	5,276,967	5,355,169

Short-term borrowings	82,275	84,781	91,450	89,720	94,374
Operating lease liabilities	38,324	40,159	41,469	42,026	43,438
Accrued expenses and other liabilities	33,468	46,478	43,549	42,763	37,399

Total liabilities	5,650,737	5,562,401	5,440,659	5,451,476	5,530,380

SHAREHOLDERS’ EQUITY:
Capital stock	20,097	20,097	20,058	20,058	20,058
Surplus	259,182	258,874	257,644	257,490	257,335
Undivided profits	453,931	446,503	442,079	436,048	430,346
Accumulated other comprehensive loss, net of tax	(132)	(3,861)	(6,600)	(14,268)	(14,763)
Treasury stock at cost	(45,270)	(45,270)	(44,160)	(44,160)	(43,786)

Total shareholders’ equity	687,808	676,343	669,021	655,168	649,190

Total liabilities and shareholders’ equity	$6,338,545	$6,238,744	$6,109,680	$6,106,644	$6,179,570

Outstanding shares (in thousands)	19,020	19,020	19,010	19,010	19,024

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NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Nonperforming Assets

New York and other states*
Loans in nonaccrual status:
Commercial	$688	$343	$466	$741	$532
Real estate mortgage - 1 to 4 family	14,795	14,671	15,320	14,992	14,359
Installment	139	108	163	131	149
Total non-accrual loans	15,622	15,122	15,949	15,864	15,040
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-	-	-
Total nonperforming loans	15,622	15,122	15,949	15,864	15,040
Other real estate owned	2,107	2,175	2,503	2,334	2,334
Total nonperforming assets	$17,729	$17,297	$18,452	$18,198	$17,374

Florida
Loans in nonaccrual status:
Commercial	$-	$-	$314	$314	$314
Real estate mortgage - 1 to 4 family	3,135	3,656	3,176	2,985	2,921
Installment	3	22	5	22	-
Total non-accrual loans	3,138	3,678	3,495	3,321	3,235
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-	-	-
Total nonperforming loans	3,138	3,678	3,495	3,321	3,235
Other real estate owned	-	-	-	-	-
Total nonperforming assets	$3,138	$3,678	$3,495	$3,321	$3,235

Total
Loans in nonaccrual status:
Commercial	$688	$343	$780	$1,055	$846
Real estate mortgage - 1 to 4 family	17,930	18,327	18,496	17,977	17,280
Installment	142	130	168	153	149
Total non-accrual loans	18,760	18,800	19,444	19,185	18,275
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-	-	-
Total nonperforming loans	18,760	18,800	19,444	19,185	18,275
Other real estate owned	2,107	2,175	2,503	2,334	2,334
Total nonperforming assets	$20,867	$20,975	$21,947	$21,519	$20,609

Quarterly Net (Recoveries) Chargeoffs

New York and other states*
Commercial	$(3)	$62	$65	$-	$-
Real estate mortgage - 1 to 4 family	41	(316)	104	(74)	(78)
Installment	4	41	11	(2)	36
Total net chargeoffs (recoveries)	$42	$(213)	$180	$(76)	$(42)

Florida
Commercial	$(315)	$314	$-	$-	$-
Real estate mortgage - 1 to 4 family	-	-	-	17	-
Installment	15	1	42	7	-
Total net (recoveries) chargeoffs	$(300)	$315	$42	$24	$-

Total
Commercial	$(318)	$376	$65	$-	$-
Real estate mortgage - 1 to 4 family	41	(316)	104	(57)	(78)
Installment	19	42	53	5	36
Total net (recoveries) chargeoffs	$(258)	$102	$222	$(52)	$(42)

Asset Quality Ratios

Total nonperforming loans (1)	$18,760	$18,800	$19,444	$19,185	$18,275
Total nonperforming assets (1)	20,867	20,975	21,947	21,519	20,609
Total net (recoveries) chargeoffs (2)	(258)	102	222	(52)	(42)

Allowance for credit losses on loans (1)	50,606	50,248	49,950	49,772	49,220

Nonperforming loans to total loans	0.37%	0.37%	0.38	0.38%	0.37%
Nonperforming assets to total assets	0.33%	0.34%	0.36	0.35%	0.33%
Allowance for credit losses on loans to total loans	0.99%	0.99%	0.99	0.99%	0.98%
Coverage ratio (1)	269.8%	267.3%	256.9	259.4%	269.3%
Annualized net (recoveries) chargeoffs to average loans (2)	-0.02%	0.01%	0.02	0.00%	0.00%
Allowance for credit losses on loans to annualized net chargeoffs (2)	N/A	123.2	56.3	N/A	N/A

* Includes New York, New Jersey, Vermont and Massachusetts.
(1)  At period-end
(2)  For the three-month period ended

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands)
(Unaudited)
	Three months ended			Three months ended
	March 31, 2025			March 31, 2024
	Average	Interest	Average	Average	Interest	Average
	Balance		Rate	Balance		Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$74,680	$596	3.19%	$125,973	$906	2.88%
Mortgage backed securities and collateralized mortgage obligations - residential	239,509	1,483	2.46	258,814	1,494	2.30
State and political subdivisions	18	0	6.77	26	0	6.90
Corporate bonds	40,019	260	2.60	73,625	476	2.59
Small Business Administration - guaranteed participation securities	15,003	81	2.15	18,224	100	2.20
Other	699	7	4.01	696	3	1.72

Total securities available for sale	369,928	2,427	2.62	477,358	2,979	2.50

Federal funds sold and other short-term Investments	613,646	6,732	4.45	497,652	6,750	5.45

Held to maturity securities:

Mortgage backed securities and collateralized mortgage obligations - residential	5,233	57	4.34	6,329	68	4.30
Total held to maturity securities	5,233	57	4.34	6,329	68	4.30

Federal Home Loan Bank stock	6,507	151	9.28	6,203	152	9.80

Commercial loans	297,926	4,165	5.59	277,183	3,661	5.28
Residential mortgage loans	4,385,646	42,614	3.89	4,359,476	40,415	3.71
Home equity lines of credit	413,981	6,435	6.30	353,004	5,464	6.22
Installment loans	12,967	236	7.37	16,128	264	6.58

Loans, net of unearned income	5,110,520	53,450	4.19	5,005,791	49,804	3.98

Total interest earning assets	6,105,834	$62,817	4.13	5,993,333	$59,753	3.99

Allowance for credit losses on loans	(50,475)			(48,824)
Cash & non-interest earning assets	201,154			185,230

Total assets	$6,256,513			$6,129,739

Liabilities and shareholders’ equity

Deposits:
Interest bearing checking accounts	$1,038,218	$558	0.22%	$990,130	$240	0.10%
Money market accounts	469,070	1,989	1.72	544,687	2,342	1.73
Savings	1,089,358	734	0.27	1,158,558	712	0.25
Time deposits	2,054,494	18,984	3.75	1,889,929	19,677	4.19

Total interest bearing deposits	4,651,140	22,265	1.94	4,583,304	22,971	2.02
Short-term borrowings	83,207	180	0.88	93,316	204	0.88

Total interest bearing liabilities	4,734,347	$22,445	1.92	4,676,620	$23,175	1.99

Demand deposits	761,800			726,299
Other liabilities	78,748			80,158
Shareholders’ equity	681,618			646,662

Total liabilities and shareholders’ equity	$6,256,513			$6,129,739

Net interest income		$40,372			$36,578

Net interest spread			2.21%			2.00%

Net interest margin (net interest income to total interest earning assets)			2.64%			2.44%

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Non-GAAP Financial Measures Reconciliation

Tangible book value per share is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible book value by excluding the balance of intangible assets from total shareholders’ equity divided by shares outstanding. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios. Additionally, we believe that this measure is important to many investors in the marketplace who are interested in relative changes from period to period in equity exclusive of changes in intangible assets.

Tangible equity as a percentage of tangible assets at period end is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from total shareholders’ equity and total assets, respectively.  We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end.  We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.  Additionally, we believe that this measure is important to many investors in the marketplace who are interested in relative changes from period to period in equity and total assets, each exclusive of changes in intangible assets.

Adjusted efficiency ratio is a non-GAAP measures of expense control relative to revenue from net interest income and non-interest fee income.  We calculate the efficiency ratio by dividing total non-interest expense by the sum of net interest income and total non-interest income.  We calculate the adjusted efficiency ratio by dividing total noninterest expenses as determined under GAAP, excluding other real estate expense, net, by net interest income and total noninterest income as determined under GAAP. We believe that this provides a reasonable measure of primary banking expenses relative to primary banking revenue.  Additionally, we believe this measure is important to investors looking for a measure of efficiency in our productivity measured by the amount of revenue generated for each dollar spent.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial results. Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible book value to shares outstanding, tangible equity as a percentage of tangible assets, and efficiency ratio to the most directly comparable GAAP measures is set forth below.

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NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands)
(Unaudited)
		3/31/2025	12/31/2024	3/31/2024
Tangible Book Value Per Share

Equity (GAAP)		$687,808	$676,343	$649,190
Less: Intangible assets		553	553	553
Tangible equity (Non-GAAP)		$687,255	$675,790	$648,637

Shares outstanding		19,020	19,020	19,024
Tangible book value per share		36.13	35.53	34.10
Book value per share		36.16	35.56	34.12

Tangible Equity to Tangible Assets
Total Assets (GAAP)		$6,338,545	$6,238,744	$6,179,570
Less: Intangible assets		553	553	553
Tangible assets (Non-GAAP)		$6,337,992	$6,238,191	$6,179,017

Equity to Assets (GAAP)		10.85%	10.84%	10.51%
Tangible Equity to Tangible Assets (Non-GAAP)		10.84%	10.83%	10.50%

		Three months ended
Efficiency and Adjusted Efficiency Ratios		03/31/2025	12/31/2024	03/31/2024

Net interest income (GAAP)	A	$40,373	$38,902	$36,578
Non-interest income (GAAP)	B	4,974	4,409	4,843
Revenue used for efficiency ratio (GAAP)	C	$45,347	$43,311	$41,421

Total noninterest expense (GAAP)	D	$26,329	$28,165	$24,903
Less: Other real estate expense, net	E	28	476	74
Expense used for efficiency ratio (Non-GAAP)	F	$26,301	$27,689	$24,829

Efficiency Ratio (GAAP)	D/C	58.06%	65.03%	59.94%
Adjusted Efficiency Ratio (Non-GAAP)	F/C	58.00%	63.93%	59.94%

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